                                                                     EXHIBIT 4.3




            REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 16, 1999,
                 BETWEEN SYNETIC, INC. AND CERTAIN STOCKHOLDERS.
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================================================================================





                         REGISTRATION RIGHTS AGREEMENT


                                    Between


                                 SYNETIC, INC.


                                      and


                                 STOCKHOLDERS




                           Dated as of May 16, 1999





================================================================================

                          REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT, dated as of May 16, 1999 (this "Agreement"), between Synetic, Inc., a Delaware corporation ("Synetic"), and the individuals who are signatories hereto (each such person being referred to as a "Stockholder" and collectively as the "Stockholders"). This Agreement shall be effective as of the Closing.


                                    ARTICLE I

                                   DEFINITIONS

            1.01 Definitions. Unless otherwise defined herein, terms defined in the Agreement and Plan of Merger (the "Merger Agreement") dated as of the date of this Agreement, among Synetic, Medical Manager Corporation, a Delaware corporation ("Medical Manager"), and Marlin Merger Sub, Inc., a Delaware corporation, are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

                  (a) "Minimum Registrable Number" means (i) for the First Demand Registration (as hereinafter defined), 500,000 shares of Synetic Common Stock, as such number may be adjusted to give effect to any Synetic Common Stock issued or issuable with respect to any shares of Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any other securities issued pursuant to any other pro rata distribution with respect to such Synetic Common Stock and (ii) for the Second Demand Registration (as hereinafter defined), 100,000 shares of Synetic Common Stock, as such number may be adjusted to give effect to any Synetic Common Stock issued or issuable with respect to any shares of Registrable Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any other securities issued pursuant to any other pro rata distribution with respect to such Synetic Common Stock.

                  (b) "Maximum Registrable Amount" means, for each Stockholder, fifty percent (50%) of the total Registrable Securities held by such Stockholder.

                  (c) "Registrable Securities" means (i) the Synetic Common Stock issued to the Stockholders pursuant to the Merger Agreement in consideration for the Medical Manager Capital Stock (the "Initial Shares") and (ii) any other securities issued by Synetic as a dividend or other distribution or stock split with respect to, or in exchange for or in replacement of, such Synetic Common Stock; provided, however, that the term Registrable Securities shall not include Synetic Common Stock that ceases to be Registrable Securities pursuant to Section 2.01. Upon the effectiveness of this Agreement, the amount of Registrable Securities held by a Stockholder will be set forth opposite such Stockholder's name on Schedule A attached hereto.


                                   ARTICLE II

                               REGISTRATION RIGHTS

            SECTION 2.01. Registrable Securities. The registration rights provided herein apply to Registrable Securities, but with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and (A) remains effective for thirty (30) days or (B) such Registrable Security has been sold or otherwise transferred by the Stockholder thereof, (ii) it is freely tradeable pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) it shall have ceased to be outstanding.

            SECTION 2.02. Demand Registration. (a) At any time after the Closing Date but not later than the date which is sixty (60) days after the Closing Date, not less than two Stockholders (the "Initiating Stockholders") may request in a written notice that Synetic file with the SEC a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act), covering the registration of any or all Registrable Securities, up to and including the Maximum Registrable Amount for each Initiating Stockholder, held by such Initiating Stockholders (a "Demand Registration", the first such Demand Registration being the "First Demand Registration"), provided that there must be included in such registration at least the Minimum Registrable Number of shares of Registrable Securities. Following receipt of any notice under this Section 2.02(a), Synetic shall (i) within five (5) business days notify the other Stockholder of such request in writing, (ii) within thirty (30) days cause to be filed under the Securities Act a registration statement to register the resale of all Registrable Securities, up to and including the Maximum Registrable Amount for each such Stockholder, that the Initiating Stockholders and such other Stockholder, given such notice, have requested be registered and (iii) use its reasonable best efforts to cause the registration to be declared effective by the SEC as soon as possible.

            (b) At any time not less than one (1) year after the effective date of the First Demand Registration, any Stockholder may request a second Demand Registration in the manner set forth in Section 2.02(a) above for the balance of such Stockholder's then Registrable Securities (the "Second Demand Registration"), provided that there must be included in such registration at least the Minimum Registrable Number of shares of Registrable Securities and there shall not be included in such registration in excess of of the Maximum Registrable Amount. Following receipt of any notice under this Section 2.02(b), Synetic shall (i) within five (5) business days notify the other Stockholder(s) of such request in writing and (ii) within thirty (30) days cause to be filed under the Securities Act a registration statement to register the resale of all Registrable Securities that the Stockholders, given such notice, have requested be registered and (iii) uses its reasonable best efforts to cause the registration to be declared effective by the SEC as soon as possible.


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
            (c) In the event the First Demand Registration is made prior to the expiration of the "pooling period" referred to in the affiliate letter attached as Exhibit 5.03 to the Merger Agreement, and such pooling restrictions shall be reasonably expected to be in effect at the time the registration statement is declared effective by the SEC or at the time that the Stockholders resell such Registrable Securities, then Synetic shall publicly disclose, through the filing of a Form 8-K with the SEC or otherwise, the consolidated financial statements of the combined operations of Synetic and Medical Manager covering a period of at least thirty (30) days of post-merger operations.

            (d) The right of any Stockholder to include its Registrable Securities in any Demand Registration shall be conditioned upon such Stockholder's participation in an underwritten offering and the inclusion of such Stockholder's Registrable Securities in such underwritten offering. Such underwriter or underwriters shall be selected by a Synetic and shall be a nationally recognized underwriter, provided that any Stockholder shall have the right to object to such underwriter or underwriters, so long as such right shall not be unreasonably invoked. All Stockholders proposing to distribute Registrable Securities shall enter into an underwriting agreement in customary form (including, without limitation, customary indemnities) with the underwriter or underwriters, provided that no Stockholder shall be required to make any representations or warranties to or agreements with Synetic or the underwriters other than representations, warranties or agreements regarding such Stockholder, the Registrable Securities of such Stockholder and any other representations customarily required by the underwriter or underwriters and customary in transactions of this type. If any Stockholder of Registrable Securities disapproves of the terms of the underwriting, such Stockholder may elect to withdraw all of its Registrable Securities from such underwriting by written notice to Synetic. The securities so withdrawn shall be withdrawn from registration.

            (e) Synetic shall not be obligated to effect and pay for more than a total of two (2) Demand Registrations pursuant to this Agreement; provided that a Demand Registration requested pursuant to this Section 2.02 shall not be deemed to have been effected for purposes of this Section 2.02(e) unless (i) it has been declared effective by the SEC and remains effective for the applicable period specified in Section 3.01(a) hereof and (ii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Stockholders of Registrable Securities).

            (f) Notwithstanding any provision of this Agreement to the contrary, in the event a Second Demand Registration is requested in accordance with this
Section 2.02, and if Synetic shall furnish to the Stockholders a certificate signed by the Chairman of the Board of Synetic stating that in the good faith judgment of the Board of Directors of Synetic, such Second Demand Registration would require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed material transaction involving Synetic, then Synetic's obligation to file a registration statement pursuant to the Second Demand Registration shall be deferred for a period not to exceed ninety (90) days.


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
                                   ARTICLE III

                             REGISTRATION PROCEDURES

            SECTION 3.01. Filings; Information. Whenever required under Section
2.02 to file a registration statement and use its reasonable efforts to effect the registration of any Registrable Securities:

            (a) Synetic shall prepare and file with the SEC a registration statement on any form for which Synetic then qualifies and which counsel for Synetic shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder and use its reasonable efforts to cause such registration statement to become and remain effective for the lesser of (i) the period of the distribution contemplated thereby and (ii) thirty (30) days.

            (b) Synetic shall, as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

            (c) Synetic shall, if requested, furnish to each and each managing underwriter copies of the prospectus (including any preliminary prospectus) included in such registration statement and each amendment or supplement thereto (including, in each case, all exhibits thereto) as they may reasonably request in order to facilitate the sale of the Registrable Securities.

            (d) After the filing of the registration statement, Synetic will notify the Stockholders of any stop order issued or, to the knowledge of Synetic, threatened to be issued, by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

             (e) At any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales of the Registrable Securities, Synetic shall deliver, as promptly as practicable, a written notice (a "Suspension Notice") to each of the Stockholders specifying the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Stockholder agrees that, upon receipt of such Suspension Notice from Synetic, such Stockholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of


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
      such supplemented or amended prospectus (which shall be delivered to each Stockholder within the Suspension Period) and, if so directed by Synetic, the Stockholder will deliver to Synetic all copies, other than permanent file copies then in the Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event Synetic shall give such Suspension Notice, (i) as soon as the information becomes available in a form such that it may be included in an amendment or supplement to the prospectus, Synetic shall use reasonable efforts to amend or supplement such prospectus in order to set forth or reflect such event or state of facts; it being understood that in the event that Synetic determines in good faith that the disclosure of such information would be seriously detrimental to Synetic or its Stockholders, Synetic shall be permitted to delay the filing of such an amendment or supplement to the prospectus for a period of up to ninety (90) days (but in no event shall such delay of filing prolong the Suspension Period) and (ii) Synetic will furnish copies of such amendment or supplement to the prospectus to the Stockholders and Synetic shall extend the period during which such registration statement shall be maintained effective as provided in Section 2.02 hereof by the number of days during the period from and including the date of the giving of such Suspension Notice to the date upon which Synetic provides to the Stockholder such supplemented or amended prospectus.

            (f) Synetic will cause all such Registrable Securities to be listed on each securities exchange or market on which similar securities issued by Synetic are then listed.

            (g) Synetic may require each Stockholder promptly to furnish in writing to Synetic such information as Synetic may from time to time reasonably request or as may be legally required in connection with such registration.

            (h) Synetic shall enter into customary agreements containing customary indemnities and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement.

            (i) Synetic will do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by the Stockholders; provided, however, that Synetic shall not be required (i) to qualify to do business in any jurisdiction where it is not then so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction where it is not then subject to service of process.

            (j) Synetic will do any and all other acts and things that may be reasonably necessary to cooperate and assist in the marketing of the Registrable Securities.

            SECTION 3.02. Registration Expenses. In connection with the registration rights, the Stockholders shall be responsible for any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar industry professionals that may be payable in connection with the sale of their securities and for the fees and expenses of counsel to the Stockholders and any stock transfer tax or other tax imposed on any Stockholders by reason of the transfer of the Synetic Common Stock. Synetic will pay all other expenses incurred in connection with such registration, including, but not limited to: (i) the fees and expenses of preparing the Registration Statement, including all registration and filing fees with the SEC, (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and disbursements of Synetic's counsel in connection with blue sky qualification of the securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with the listing of the securities, (v) fees and expenses of counsel for Synetic and independent certified public accountants for Synetic and (vi) the reasonable fees and expenses of any additional experts retained by Synetic in connection with such registration. Synetic shall also pay its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) relating to any Demand Registration.


                                   ARTICLE IV

                                 INDEMNIFICATION

            SECTION 4.01. Indemnification by Synetic. Synetic agrees to indemnify and hold harmless the Stockholders from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Synetic shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to Synetic by or on behalf of any Stockholder expressly for use in the preparation of the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment thereto); provided, however, that the foregoing indemnity agreement with respect to any prospectus shall not inure to the benefit of a Stockholder if a copy of the current prospectus was not provided to a purchaser of the Registrable Securities and such current prospectus would have cured the defect giving rise to such loss, claim, damage or liability or for any sales occurring after Synetic has informed the Stockholder in writing under Section 3.01(d) and prior to the delivery by Synetic of any supplement or amendment to such prospectus.

            SECTION 4.02. Indemnification by the Stockholders. Each Stockholder requesting or joining in a registration shall severally and not jointly indemnify and hold harmless Synetic, each of its directors and officers, each person, if any, who controls Synetic within the meaning of the Securities Act or the Exchange Act, and each agent and any underwriter for Synetic (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which Synetic or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based


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
upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, preliminary or final prospectus, or amendments or supplements thereto was made, in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder expressly for use in connection with such registration.

            SECTION 4.03. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnified party may participate in such defense at such party's expense; provided, however, that the indemnifying party shall pay such expense if the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such claim or litigation therefrom. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such counsel or counsels.

            SECTION 4.04. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provision provided for in this Section 4.04 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. The indemnifying party shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified parties on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified parties, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or by or on behalf of the indemnified parties on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Synetic and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations.


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
                                    ARTICLE V

                               GENERAL PROVISIONS

            SECTION 5.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.01):

            (a)   if to Synetic:

                  Synetic, Inc.
                  669 River Drive
                  Elmwood Park, New Jersey 07497
                  Telecopier No.:  (201) 703-3401
                  Attention: Charles A. Mele, Esq.

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopier No.:  (212) 848-7179
                  Attention:  Creighton O'M. Condon, Esq.

            (b) if to a Stockholder, to the address and numbers set forth next to such Stockholder's signature on the signature page hereof.

                  with copies to:

                  Akerman, Senterfitt & Eidson, P.A.
                  One Southeast Third Avenue, 28th Floor
                  Miami, Florida 33131
                  Telecopier No.:  (305) 374-5095
                  Attention:  Stephen K. Roddenberry, Esq.

            SECTION 5.02. Transfer of Registration Rights; Assignment. The registration rights of any Stockholder under this Agreement with respect to any Registrable Securities are not transferable or assignable. Synetic may assign its rights and obligations hereunder in connection with any merger of Synetic with or into another corporation or entity or the sale of all or substantially all the assets of Synetic to another corporation or entity, provided that the surviving or acquiring corporation or entity shall assume all obligations of Synetic hereunder.

            SECTION 5.03. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

            SECTION 5.04. Consent to Jurisdiction. (a) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 5.04 shall affect the right of any party to serve legal process in any other manner permitted by law.

            SECTION 5.05. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 5.06. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            SECTION 5.07. Further Assurances. Each party shall provide (at the expense of the requesting party) such further documents or instruments reasonably requested by any other party as may be necessary or desirable to effect the purpose and intention of this Agreement and carry out its provisions, whether before or after its termination.

            SECTION 5.08. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 5.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the terms of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement be consummated as originally contemplated to the fullest extent possible.

            SECTION 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


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
            IN WITNESS WHEREOF, Synetic, Inc. and the Stockholders have caused this Agreement to be executed and delivered as of the date first written above.


                                          SYNETIC, INC., a Delaware corporation



                                          By: /s/ James R. Love
                                          ------------------------------------
                                          Name: James R. Love
                                          Title:    EVP


Addresses:                                STOCKHOLDERS:

c/o Medical Manager Corporation
3001 N. Rocky Point Drive East,
Suite 400
Tampa, Florida  33607                     /s/ Michael A. Singer
                                          ------------------------------------
                                          Michael A. Singer


c/o Medical Manager Corporation
3001 N. Rocky Point Drive East,
Suite 400
Tampa, Florida  33607                     /s/ John H. Kang
                                          ------------------------------------
                                          John H. Kang


c/o Medical Manager Corporation
3001 N. Rocky Point Drive East,
Suite 400
Tampa, Florida  33607                     /s/ Richard W. Mehrlich
                                          ------------------------------------
                                          Richard W. Mehrlich

                                   SCHEDULE A

                   REGISTRABLE SECURITIES OF EACH Stockholder

            Stockholder             Registrable Securities
            -----------             ----------------------
      1.    Michael A. Singer

      2.    John H. Kang

      3.    Richard W. Mehrlich